Exhibit 1.1

[—] Shares

RICHMOND HONAN MEDICAL PROPERTIES INC.

COMMON STOCK, $0.01 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

November [—], 2010

November [—], 2010

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

RBC CAPITAL MARKETS CORPORATION

As Representatives of the Several Underwriters

Named in Schedule I Annexed Hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Richmond Honan Medical Properties Inc., a Maryland corporation (the “Company”), and Richmond Honan Medical Properties LP, a Delaware limited partnership (the “Operating Partnership”), propose that the Company will issue and sell to the several Underwriters named in Schedule I annexed hereto (the “Underwriters”) [—] shares of the common stock, $0.01 par value per share, of the Company (the “Firm Shares”).

The Company and the Operating Partnership also propose that the Company will issue and sell to the several Underwriters up to an additional [—] shares of common stock, $0.01 par value per share, of the Company (the “Additional Shares”), if and to the extent that Robert W. Baird & Co. Incorporated (“Baird”), Raymond James & Associates, Inc. and RBC Capital Markets Corporation (collectively, the “Representatives”), as representatives of the several Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (Registration No. 333-168702), including a prospectus, relating to the Shares. The registration statement, as amended at the time it becomes effective, including the financial statements, exhibits and schedules thereto, and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” Each prospectus included in such Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act is hereinafter referred to as a “Preliminary Prospectus.” The prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II annexed hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule II annexed hereto; “Time of Sale” means [—]:00 p.m. (Central Time) on the date of this Agreement; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act, and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act.

The Company has also prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement on Form 8-A (File No. 001-[—]) to register the Common Stock under Section 12(b) of the Exchange Act.

The Representatives have agreed to reserve a portion of the Shares to be purchased by the Underwriters under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the aforementioned (collectively, “Participants”), as set forth in the Prospectus under the caption “Underwriters” pursuant to a directed share program (the “Directed Share Program”). The Shares to be sold by the Representatives pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

On the Closing Date (as defined in Section 4 hereof) or as soon thereafter as is practicable, the Company and the Operating Partnership will complete or utilize their reasonable best efforts to complete, as the case may be, a series of transactions described more fully in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Summary — Our Formation Transactions” and “Structure and Formation of our Company — Formation Transactions” (collectively, the “Formation Transactions”). As part of the Formation Transactions, the Company will contribute the net proceeds from the offering of the Shares to the Operating Partnership in exchange for units of partnership interests in the Operating Partnership (the “OP Units”). For purposes of this Agreement, the terms “Affiliated Subsidiary” or “Affiliated Subsidiaries” and “Ziegler Subsidiary” or “Ziegler Subsidiaries” shall mean those entities in which the Company or the Operating Partnership holds or will hold upon the completion of the Formation Transactions at least a 50% equity interest and which are listed under the headings “Affiliated Subsidiaries” and “Ziegler Subsidiaries,” as applicable, on Schedule III annexed hereto.

1. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with each of the Underwriters on the date hereof, on the Closing Date and on each Option Closing Date (as defined in Section 2 hereof), if any, that:

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or threatened by the Commission, and the Company has complied with any request made by the Commission for additional or supplemental information.

(b) The Preliminary Prospectus, as amended or supplemented, filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act (including, without limitation, Rule 424 or Rule 430A under the Securities Act).

(c) (i) The Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; (iii) the Preliminary Prospectus, dated as of [•], 2010, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Time of Sale Prospectus does not, and at the Time of Sale, on the Closing Date and, if applicable, each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) each Permitted Free Writing Prospectus that was not preceded or modified does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus that was not superseded or modified and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433 under the Securities Act; (vi) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) the Prospectus (including any Prospectus wrapper), as of the date it is filed with the Commission pursuant to Rule 424(b) under the Securities Act, on the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including, without limitation, the requirements of Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus (including any Prospectus wrapper) or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein (such information being limited to that which is defined as the Underwriters’ Information in Section 8(b) hereof).

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and/or the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Representatives, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Representatives before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rule 164 and Rule 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 under the Securities Act (without reliance upon subsections (b), (c) and (d) of Rule 164); the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rule 164 and Rule 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; in the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act; and, to the knowledge of the Company and the Operating Partnership, no free writing prospectus prepared by or on behalf of or used by any Underwriter contains any “issuer information” that was not previously filed with the Commission within the meaning of Rule 433(h)(2) under the Securities Act.

(e) The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rule 164 and Rule 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(f) The Shares are approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance. To the knowledge of the Company and the Operating Partnership, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as has been disclosed to the Representatives in writing or in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(g) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Maryland, has the corporate power and authority to own and lease, as the case may be, its property and to operate its property and conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), earnings, properties, results of operations or prospects of the Company, the Operating Partnership, the Affiliated Subsidiaries and the Ziegler Subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “material adverse effect”).

(h) The Operating Partnership has been duly organized, is validly existing as a limited partnership in good standing under the laws of the state of Delaware, has the full power and authority to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing as a foreign limited partnership in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect.

(i) Each Affiliated Subsidiary and, to the knowledge of the Company and the Operating Partnership, each Ziegler Subsidiary is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization set forth opposite its name on Schedule III annexed hereto; each Affiliated Subsidiary and, to the knowledge of the Company and the Operating Partnership, each Ziegler Subsidiary has the full power and authority to own or lease, as the case may be, its property and to operate its property and conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect; all of the issued shares of capital stock, units of limited partnership interest and units of membership interest, as the case may be, of each Affiliated Subsidiary and, to the knowledge of the Company and the Operating Partnership, each Ziegler Subsidiary have been duly authorized, are validly issued, are, with respect to shares of capital stock, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights, except as would not have a material adverse effect; except as described in the Time of Sale Prospectus and the Prospectus, upon consummation of the Formation Transactions, the Company or the Operating Partnership, as the case may be, will own the shares of capital stock, units of limited partnership interest or percentage of membership interests of the Affiliated Subsidiaries and the Ziegler Subsidiaries described in the Time of Sale Prospectus and the Prospectus as being owned by the Company or the Operating Partnership, as the case may be, free and clear of all security interests, liens, mortgages, encumbrances, pledges, claims or other defects of any kind (collectively, “Liens”), except as would not have a material adverse effect. Upon the completion of the Formation Transactions, the Operating Partnership, except for any taxable REIT subsidiary that the Operating Partnership may determine to form or in connection with any of the acquisition or development opportunities described in the Time of Sale Prospectus and the Prospectus, in each case after the initial Closing Date, the Affiliated Subsidiaries and the Ziegler Subsidiaries will comprise all of the subsidiaries of the Company.

(j) The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(k) The Operating Partnership has the partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all limited partnership action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. This Agreement is a valid and binding agreement of each of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to creditors’ rights and general principles of equity and except as rights to indemnification and contribution hereunder may be limited by applicable law or policies underlying such law.

(m) The authorized and outstanding capitalization of the Company is as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” and will be as set forth in the Prospectus subject, in each case, to the closing of the transactions contemplated by the Formation Transactions as described in the Time of Sale Prospectus and the Prospectus, as the case may be, and the grant of equity awards under existing equity incentive plans described in the Time of Sale Prospectus and the Prospectus. The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(n) The shares of Common Stock issued and outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(o) The OP Units issued and outstanding prior to the completion of the Formation Transactions have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. Except as described in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, OP Units or other ownership interests in the Operating Partnership are outstanding.

(p) The Shares have been duly authorized for sale by the Company and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to or in violation of any preemptive or similar rights. Upon payment of the purchase price and issuance and delivery of the Shares in accordance herewith, the Underwriters will receive good, valid and marketable title to such Shares, free and clear of all Liens. The certificates, if any, to be used to evidence the Shares will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Date and each Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Articles of Amendment and Restatement (the “Charter”) and Bylaws of the Company and the requirements of the NYSE.

(q) The OP Units to be issued by the Operating Partnership in the Formation Transactions have been duly authorized and, when issued and delivered against payment therefor, will be validly issued, fully paid and non-assessable, and the issuance of such OP Units will not be subject to or in violation of any preemptive or similar rights. The issuance by the Operating Partnership of OP Units in the Formation Transactions is exempt from the registration requirements of applicable securities laws. Except as described in the Time of Sale Prospectus and the Prospectus, upon the completion of the offering of the Shares and the Formation Transactions, the Company will be the holder of OP Units in the percentage described in the Time of Sale Prospectus and the Prospectus, and the Company will be the sole general partner of the Operating Partnership.

(r) Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(s) The Company’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(t) Neither the execution and delivery by each of the Company and the Operating Partnership of, nor the performance by each of the Company and the Operating Partnership of their respective obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any Lien upon any Property or other assets of the Company, the Operating Partnership, any Affiliated Subsidiary or, to the knowledge of the Company and the Operating Partnership, any Ziegler Subsidiary pursuant to, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over any of the Company, the Operating Partnership, any Affiliated Subsidiary or, to the knowledge of the Company and the Operating Partnership, any Ziegler Subsidiary or any of their respective Properties or other assets that would result in a material adverse effect; (ii) the Charter or Bylaws of the Company, the Certificate of Limited Partnership and the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) or similar organizational documents of any Affiliated Subsidiary or, to the knowledge of the Company and the Operating Partnership, any Ziegler Subsidiary; or (iii) subject to receipt of lender and ground and air lessor consents described in the Registration Statement, any contract, agreement, obligation, covenant or instrument or any term condition or provision thereof to which the Company, the Operating Partnership, any Affiliated Subsidiary or, to the knowledge of the Company and the

Operating Partnership, any Ziegler Subsidiary or any of their respective properties or other assets is subject or bound that would result in a material adverse effect. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any material note, debenture or other evidence of indebtedness that will remain outstanding following completion of the Formation Transactions (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Company, the Operating Partnership, the Affiliated Subsidiaries or the Ziegler Subsidiaries.

(u) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Company’s stockholders, is required to be made or obtained by either of the Company or the Operating Partnership in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby and by the Formation Transactions, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act); (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters; (iii) such approvals as have been obtained in connection with the approval of the Shares for listing on the NYSE; (iv) such approvals as have been obtained under the rules and regulations of FINRA; and (v) the filing of Form D in connection with the issuance of the OP Units in the Formation Transactions.

(v) There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened or contemplated to which any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries or, to the further knowledge of the Company and the Operating Partnership, any of their respective directors, managers, partners, officers or members is or would be a party or of which any of their respective Properties or other assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) (i) other than any such action, suit, claim, investigation or proceeding described in the Time of Sale Prospectus and the Prospectus which, if resolved adversely to any of the Company, the Operating Partnership, the Affiliated Subsidiaries or the Ziegler Subsidiaries, would not, individually or in the aggregate, have a material adverse effect or (ii) that are required to be described in the Time of Sale Prospectus and the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(w) None of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries is, nor after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus and the closing of the Formation Transactions will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x) (i) PricewaterhouseCoopers LLP, which has certified certain financial statements and supporting schedules filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and by the rules and regulations of the Public Company Accounting Oversight Board and (ii) Blackman Kallick, LLP, which has certified certain financial statements and supporting schedules filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and by the rules and regulations of the Public Company Accounting Oversight Board.

(y) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company, as of the dates indicated, Richmond Honan Group (Predecessor) as of the dates indicated, Initial Affiliated Acquisitions as of the dates indicated, and the Ziegler Healthcare Real Estate Properties as of the dates indicated, and their respective consolidated results of operations, cash flows and changes in equity for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; all pro forma financial statements or data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company, the Richmond Honan Group (Predecessor), the Initial Affiliated Acquisitions and, to the knowledge of the Company and the Operating Partnership, the Ziegler Healthcare Real Estate Properties; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act and the Exchange Act, to the extent applicable.

(z) All statistical or market-related data included in the Time of Sale Prospectus and the Prospectus are based upon or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Time of Sale Prospectus and the Prospectus has been made with a reasonable basis and in good faith.

(aa) Each of the Company, the Operating Partnership, the Affiliated Subsidiaries and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as described in the Time of Sale Prospectus and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a material adverse effect; each of the Company, the Operating Partnership, the Affiliated Subsidiaries and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a material adverse effect; all of the Governmental Licenses are, to the knowledge of the Company and the Operating Partnership, valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a material adverse effect; and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect.

(bb) Except as (x) otherwise described in the Time of Sale Prospectus and the Prospectus, or (y) would not have a material adverse effect: (i)(A) each of the Company, the Operating Partnership, the Affiliated Subsidiaries and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries; (B) each of the Company’s, the Operating Partnership’s, the Affiliated Subsidiaries’ and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries’ currently owned and leased respective Properties (as defined below) or other assets, and (C) to the knowledge of the Company and the Operating Partnership, each of the Company’s, the Operating Partnership’s, the Affiliated Subsidiaries’ and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries’ previously owned and leased respective Properties or other assets, have been and are in compliance with, and none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has any liability under, applicable Environmental Laws (as hereinafter defined); (ii) none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries, except for such releases or dispositions as would not cause the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries to incur liability and that would not require disclosure pursuant to Environmental Laws; (iii) the Company and the Operating Partnership do not intend to use the Properties or other assets owned by any of the Company, the Operating Partnership, the Affiliated Subsidiaries or the Ziegler Subsidiaries or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (iv) none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has received any notice and each is otherwise unaware of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not cause the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries to incur liability; (v) the Company and the Operating Partnership have not received any notice of, or have any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or other assets described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or arising out of the conduct of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries, except for such claims that would not cause the Company, the Operating Partnership, any Affiliated Subsidiary or any Ziegler Subsidiary to incur liability and that would not require disclosure pursuant to Environmental Laws; and (vi) neither the Properties nor any other assets currently owned by any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries is included or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the knowledge of the Company and the Operating Partnership, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other federal, state, local, municipal or other administrative, regulatory or governmental authority (“Governmental Authority”). To the knowledge of the Company and the Operating Partnership, except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead-based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries, the existence of which has had a material adverse effect.

As used herein, “Hazardous Material” shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined or regulated by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation (individually, an “Environmental Law” and collectively, “Environmental Laws”) including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(cc) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between either of the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership, as the case may be, to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership, as the case may be, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(dd) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, or any development involving a reasonably likely prospective material adverse change, in the assets, business, condition (financial or otherwise), earnings, properties, results of operations or prospects of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries, taken as a whole; (ii) none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ee) (i) Upon completion of the Formation Transactions, the Operating Partnership, the Affiliated Subsidiaries and Ziegler Subsidiaries will have fee simple title or a valid leasehold interest to the properties and other assets described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or leased by the Company, the Operating Partnership, the Affiliated Subsidiaries and the Ziegler Subsidiaries (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as would not have a material adverse effect; (ii) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are disclosed therein and none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries is in default under any such Lien except for such defaults that would not have a material adverse effect; (iii) all of the leases and subleases material to the business of the Company, the Operating Partnership, each Affiliated Subsidiary and, to the knowledge of the Company and the Operating Partnership, each Ziegler Subsidiary, taken as a whole, and under which the Company, the Operating Partnership, any Affiliated Subsidiary or, to the knowledge of the Company and the Operating Partnership, any Ziegler Subsidiary holds Properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are in full force and effect, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries under any of such leases or subleases, or affecting or questioning the rights of any of the Company, the Operating Partnership, the Affiliated Subsidiaries or the Ziegler Subsidiaries to the

continued possession of the leases or subleased premises under any such lease or sublease; (iv) none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have a material adverse effect; (v) each of the Properties held by the Affiliated Subsidiaries and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, singly or in the aggregate, a material adverse effect; (vi) neither the Company nor the Operating Partnership has received from any Governmental Authority any notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and neither the Company nor the Operating Partnership knows and each is otherwise unaware of any such condemnation or zoning change which is threatened and which if consummated would have a material adverse effect; and (vii) except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease, except for such rights that would not have, singly or in the aggregate, a material adverse effect.

(ff) Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the mortgages and deeds of trust encumbering the Properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are not convertible into debt or equity securities of the entity owning such Property described; (ii) such mortgages and deeds of trust that will remain outstanding following completion of the Formation Transactions are not cross-defaulted or cross-collateralized with any property other than the Properties; and (iii) none of the Company, the Operating Partnership, any Affiliated Subsidiary or, to the knowledge of the Company and the Operating Partnership, any Ziegler Subsidiary holds participating interests in such mortgages or deeds of trust.

(gg) There are no material business relationships or related-party transactions involving any of the Company, the Operating Partnership, the Affiliated Subsidiaries, or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries or any other person required to be described in the Time of Sale Prospectus and the Prospectus which have not been described as required.

(hh) Each of the Company, the Operating Partnership, the Affiliated Subsidiaries and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries owns or possesses all inventions, patent applications, patents, patent rights, licenses, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets, know-how and other proprietary information described in the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Operating Partnership, the Affiliated Subsidiaries and the Ziegler Subsidiaries with respect to the Intellectual Property. To the knowledge of the Company and the Operating Partnership, none of the Company, the Operating Partnership, the Affiliated Subsidiaries or the Ziegler Subsidiaries has infringed or is infringing upon the intellectual property of a third party in a manner that would result in a material adverse effect, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of a claim by a third party to the contrary.

(ii) No material labor dispute with the employees of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries exists, except as described in the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company or the Operating Partnership, is threatened or imminent.

(jj) Each of the Company, the Operating Partnership, the Affiliated Subsidiaries and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries is or will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commercially reasonable in respect of the businesses in which they are or will be engaged as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; each such policy and instrument is or will be, to the knowledge of the Company and the Operating Partnership, in full force and effect as of the closing of the Formation Transactions and each of the Company, the Operating Partnership, the Affiliated Subsidiaries and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has made any material claims under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has any reasonable reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted or as proposed to be conducted as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus at a cost that would not have a material adverse effect.

(kk) The Operating Partnership, each Affiliated Subsidiary and each Ziegler Subsidiary has or will have title insurance on the fee interests and/or leasehold interests in their respective Properties covering such risks and in such amounts as are commercially reasonable for such Properties, and such title insurance is or will be in full force upon completion of the Formation Transactions.

(ll) Each of the Company, the Operating Partnership, the Affiliated Subsidiaries and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Time of Disclosure Prospectus and the Prospectus, except as failure thereof would not have a material adverse effect, and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.

(mm) Except as would not have a material adverse effect, none of the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or are subject, from paying any distributions to the Company, from making any other distribution on the OP Units, from repaying to the Company any loans or advances made to the Operating Partnership, any Affiliated Subsidiary or any Ziegler Subsidiary by the Company or from transferring any of the properties or other assets of the Operating Partnership, the Affiliated Subsidiaries or the Ziegler Subsidiaries to the Company, the Operating Partnership, any other Affiliated Subsidiary or any other Ziegler Subsidiary, except as described in the Time of Sale Prospectus and the Prospectus.

(nn) Each of the Company, the Operating Partnership, the Affiliated Subsidiaries and, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has timely filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof, in each case, to the extent material (“Returns”) (except in any case in which the failure so to file would not have a material adverse effect), whether or not arising from transactions in the ordinary course of business, except as described in the Time of Sale Prospectus and the Prospectus, and has paid all taxes or withheld all amounts required to be paid or withheld by it and paid any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect whether or not arising from transactions in the ordinary course of business, except as described in the Time of Sale Prospectus and the Prospectus. No audits or other administrative proceedings or court proceedings are presently pending against any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries with regard to any Returns, and no taxing authority has notified any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries that it intends to investigate its tax affairs, except where any such audit or investigation, would not have a material adverse effect.

(oo) Commencing with the Company’s short taxable year ending December 31, 2010, the Company will be organized and will operate in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code and the Company will elect to be taxed as a REIT under the Code effective for its short taxable year ending December 31, 2010. The proposed method of operation of the Company as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending December 31, 2010 and thereafter.

(pp) Each of the Company, the Operating Partnership, the Affiliated Subsidiaries and the Ziegler Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA and that is subject to Title IV of ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability; none of the Company, the Operating Partnership, the Affiliated Subsidiaries and the Ziegler Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which any of the Company, the Operating Partnership, the Affiliated Subsidiaries or the Ziegler Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or the period in which such entity can request a favorable determination letter regarding the plan’s qualified status has not expired) or is covered by an opinion or approval letter issued by the Internal Revenue Service, and, to the knowledge of the Company and the Operating Partnership, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a material adverse effect

(qq) The Company is not and, to the knowledge of the Company and the Operating Partnership, no director, officer, agent, employee or affiliate of any of the Company, the Operating Partnership, the Affiliated Subsidiaries or the Ziegler Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Operating Partnership, the Affiliated Subsidiaries and the Ziegler Subsidiaries and, to the knowledge of the Company and the Operating Partnership, their affiliates, have conducted their businesses in compliance with the FCPA in all material respects.

(rr) None of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of any of the Company, the Operating Partnership, the Affiliated Subsidiaries or the Ziegler Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to the Operating Partnership, any Affiliated Subsidiary, any Ziegler Subsidiary, any joint venture partner or any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss) The operations of the Company, the Operating Partnership, each Affiliated Subsidiary and, to the knowledge of the Company and the Operating Partnership, each Ziegler Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(tt) None of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries, is in violation or default of (i) any provision of its charter or bylaws (or similar organizational documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its Property is subject, or (iii) any statute, law, rule, regulation applicable to it or its properties or to any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, except in the case of clauses (ii) and (iii) above, for such violations or defaults that would not have a material adverse effect.

(uu) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person that would give rise to a valid claim against the Company or the Operating Partnership or any Underwriter for a material brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares pursuant to this Agreement.

(vv) Upon closing of the transactions contemplated by this Agreement, the Company and the officers and directors of the Company, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

(ww) The Company and the Operating Partnership maintain “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance in all material respects with the requirements of the Exchange Act. The Company’s and the Operating Partnership’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the initial filing of the Registration Statement with the Commission, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xx) The Company and the Operating Partnership maintain “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.

(yy) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, except as would not have a material adverse effect, and no such termination or non-renewal has been threatened by any of the Company, the Operating Partnership, the Affiliated Subsidiaries or, to the knowledge of the Company and the Operating Partnership, the Ziegler Subsidiaries or, to the Company’s and Operating Partnership’s knowledge, any other party to any such contract or agreement.

(zz) The Company has not, directly or indirectly, including through the Operating Partnership, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(aaa) Neither the Company, nor any of its affiliates, has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares

(bbb) The Company has not offered, or caused any Underwriter to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a tenant or supplier of the Company to alter the tenant’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ccc) Throughout the period from its formation through the date hereof, the Operating Partnership, each Affiliated Subsidiary and, to the knowledge of the Company and the Operating Partnership, each Ziegler Subsidiary that has been formed as a partnership or a limited liability company for State law purposes has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes and is not a “publicly traded partnership” taxable as a corporation within the meaning of Section 7704(b) of the Code.

(ddd) The Partnership Agreement has been duly and validly executed by the Company, in its capacity as sole General Partner of the Operating Partnership, and on the Closing Date will be a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(eee) The Company intends to apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Time of Sale Prospectus and the Prospectus under the heading “Use of Proceeds.” The Company has no present plan or intention to materially alter its investment policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell [—] Shares to the several Underwriters at a price of $[—] per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth opposite the name of such Underwriter set forth in Schedule I annexed hereto.

Moreover, the Company hereby agrees to issue and sell up to [—] Additional Shares to the Underwriters at the Purchase Price less an amount per share equal to any cash dividend declared and payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, all or any portion of the Additional Shares at the Purchase Price less an amount per share equal to any cash dividend declared and payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice unless otherwise agreed to in writing by the parties. Additional Shares may be purchased by the Underwriters solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I annexed hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the date of this Agreement as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[—] per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[—] per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow a concession, not in excess of $[.10] per share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company by wire transfer of immediately available funds in Milwaukee, Wisconsin to a bank account designated by the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on [—], 2010, or at such other time on the same or such other date, not later than [—], 2010, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company by wire transfer of immediately available funds in Milwaukee, Wisconsin to a bank account designated by the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on the date specified in the corresponding notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than [•], 2010, as shall be designated in writing by the Representatives. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and receipt for and to make payment of the purchase price for the Firm Shares and the Additional Shares, if any, which it has agreed to purchase.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company and the Operating Partnership contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company and the Operating Partnership have performed their respective covenants and obligations required to be performed prior to the Closing Date and each Option Closing Date, if any, and the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any, there shall not have occurred any change, or any development involving a reasonably likely prospective change, in the assets, business, condition (financial or otherwise), earnings, management, properties, results of operations or prospects of the Company, the Operating Partnership, the Affiliated Subsidiaries and the Ziegler Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that would have a material adverse effect and that makes it, in the Representatives’ reasonable judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and the Prospectus.

(b) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, if any, as the case may be, and signed by the Chief Executive Officer and the President of the Company, to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be, and as to such other matters and documents customarily required in transactions of this nature as the Representatives may reasonably request.

(c) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, if any, as the case may be, and signed by the Chief Executive Officer and the President of the Company, as general partner of the Operating Partnership, to the effect that (i) the representations and warranties of the Operating Partnership contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be and (ii) the Operating Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be, and as to such other matters and documents customarily required in transactions of this nature as the Representatives may reasonably request.

(d) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Hunton & Williams LLP, outside counsel for the Company and the Operating Partnership, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance set forth on Exhibit A-1 hereto and a negative assurance letter in form and substance set forth in Exhibit A-2 hereto. The Underwriters shall have received on the Closing Date or the Option Closing Date, if any, the favorable opinion of Hunton & Williams LLP, tax counsel for the Company and the Operating Partnership, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance set forth on Exhibit A-3 hereto.

(e) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Smith, Gambrell & Russell, LLP, counsel for the Company and the Operating Partnership, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance set forth on Exhibit B hereto.

(f) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Davis & Kuelthau, s.c. regarding certain matters relating to the Ziegler Portfolio, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance set forth on Exhibit C hereto.

(g) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Venable LLP, Maryland counsel for the Company and the Operating Partnership, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance set forth in Exhibit D hereto.

(h) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, the favorable opinion of Bass, Berry & Sims PLC, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, Bass, Berry & Sims PLC may rely as to matters of fact (but not as to legal conclusions), to the extent that they deem proper, upon certificates of responsible officers of the Company and Operating Partnership and of public officials.

(i) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option

Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Pricewaterhouse Coopers LLP and Blackman Kallick, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided, however, that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; the Prospectus and each Permitted Free Writing Prospectus, if any, that the Company is required to file pursuant to Rule 433(d) under the Securities Act shall have been timely filed with the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(k) The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between the Underwriters and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(l) The Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(m) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date and each Option Closing Date, if any, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date and each Option Closing Date, if any, prevent the issuance or sale of the Shares.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request, including the certificates, legal opinions and accountants’ comfort letters set forth in this Section 5, and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a) To furnish to the Representatives upon request, without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the

Representatives, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period set forth in Section 6(f) or Section 6(g) hereof, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may request. The copies of the Registration Statement, Time of Sale Prospectus, the Prospectus and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule 424(b).

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e) To advise the Representatives promptly in writing (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; or (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if any event shall occur or condition exist as a result of which the

Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, promptly to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, promptly to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Baird will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is relied upon, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(i) To file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(j) Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions (domestic and foreign) as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(k) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its short taxable year ending December 31, 2010 and thereafter until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT.

(l) Pursuant to reasonable procedures developed in good faith, to retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(n) To use its best efforts to cause the Shares to be listed on the NYSE, subject to official notice of issuance.

(o) During the period beginning on the date of this Agreement and continuing to and including 180 days after the date of the Prospectus, and without the prior written consent of Baird with the authorization to release the lock-up letter on behalf of the Underwriters, not to (i) to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to (i) the Shares to be sold hereunder, (ii) any shares of Common Stock or other equity securities issued by the Company under the Company’s 2010 Equity Incentive Plan and the filing of a registration statement on Form S-8 in respect thereof, (iii) the issuance of common stock or OP Units in connection with the acquisition of medical office buildings or land suitable for development as a medical office building or other assets, (iv) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Agreement of which Baird has been advised in writing. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement, unless waived in writing, shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Baird of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

(p) To prepare, if the Representatives so request, a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(q) To comply with Rule 433(d) under the Securities Act (without reliance upon Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(r) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(t) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(u) To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(v) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent and for the period required by FINRA from sale, transfer, assignment, pledge or hypothecation, and will direct the transfer agent to place stop transfer restrictions upon such Directed Shares for such period of time.

(w) To comply with all applicable securities and other laws, in each jurisdiction in which the Directed Shares are offered in connection with a Directed Share Program.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership agree to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Operating Partnership’s counsel, accountants and other advisors in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing and producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 6(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the securities or blue sky memorandum, (iv) all filing fees and expenses incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing, issuing and delivering certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, it being understood and agreed that the Company shall not pay or be responsible for the travel and lodging expenses of the Underwriters, including their pro rata share of the cost of any chartered aircraft, (ix) the document production charges and expenses associated with preparing, printing and delivering to the Underwriters this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership hereunder for which provision is not otherwise made in this Section 7; provided, however, that the liability of the Company for fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (x) shall not exceed $15,000 in the aggregate.

The Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied (other than Sections 5(g), 5(l) and, provided that such event was not primarily the result of the Company’s action or inaction, Section 5(m)) or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Operating Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through Baird on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

The provisions of this Section 7 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

8. Indemnity and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its selling agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company and Operating Partnership shall not be liable under this Section 8(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through Baird expressly for use therein (such information being limited to that which is defined as the Underwriters’ Information in Section 8(b) hereof).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such Underwriter through Baird expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the name of each Underwriter and the number of Shares each Underwriter has agreed to purchase as set forth in the table following the first paragraph, the statements in the third paragraph, the second sentence of the fourteenth paragraph, the statements in the fifteenth through the seventeenth paragraph inclusive, the statements in the twenty-sixth paragraph and the first sentence in the twenty-eighth paragraph, in each case in the “Underwriting” section of the Preliminary Prospectus and the Prospectus (the “Underwriters’ Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or Section 8(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them as determined in the reasonable discretion of such same counsel retained by the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, the Operating Partnership, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Company, provided such firm is reasonably satisfactory to Baird. In the case of any such separate firm for the Company, the Operating Partnership and such directors, officers and control persons of the Company or the Operating Partnership, such firm shall be designated in writing by Baird, provided such firm is reasonably satisfactory to the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, and the indemnified party shall have the right to such reimbursement hereunder, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request in writing and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could reasonably likely have been a party and indemnity could reasonably likely have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or Section 8(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 of the Securities Act (the “Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared or approved by the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriter Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Underwriter Entity in respect of which indemnity may be sought pursuant to Section 9(a) hereof, the Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Underwriter Entity, shall retain counsel reasonably satisfactory to the Underwriter Entity to represent the Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them as determined in the reasonable discretion of such same counsel retained by the Company. The Company shall not, in respect of the legal expenses of the Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriter Entities. Any such separate firm for the Underwriter Entities shall be designated in writing by the Company, provided such firm is reasonably satisfactory to Baird. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, and the Underwriter Entity shall have the right to such reimbursement hereunder, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request in writing and (ii) the Company shall not have reimbursed the Underwriter

Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Baird, effect any settlement of any pending or threatened proceeding in respect of which any Underwriter Entity is or could reasonably likely have been a party and indemnity could reasonably likely have been sought hereunder by such Underwriter Entity, unless such settlement includes an unconditional release of the Underwriter Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 9(a) hereof is unavailable to an Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Underwriter Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c) hereof. The amount paid or payable by the Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. Termination. The Underwriters may terminate this Agreement by written notice given by Baird to the Company, if after the execution and delivery of this Agreement and prior to the

Closing Date (a) trading generally shall have been suspended or materially limited or minimum or maximum prices for trading shall have been generally established on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market or by order of the Commission, FINRA or any other governmental authority, (b) trading of any securities of the Company shall have been suspended or materially limited by the Commission or the NYSE, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clauses (c), (d), (e) or (f), makes it, in Baird’s reasonable judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12. Defaulting Underwriters. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I annexed hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Baird may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to Baird and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Operating Partnership. In any such case, either Baird or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership and the Underwriters set forth or made pursuant to this Agreement or made by or on behalf of the Company, the Operating Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Sections 8 and 9 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

14. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person; (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement; and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Baird at Robert W. Baird & Co. Incorporated, Pinnacle Tower North, 1751 Pinnacle Drive, Suite 1100, McLean, VA 22102, Fax: (703) 821-5759, Attention: Mark O. Decker, Jr., with a copy to the Legal Department, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax: (414) 298-7800; and if to the Company or the Operating Partnership, shall be delivered, mailed or sent to

Richmond Honan Medical Properties Inc., 975 Johnson Ferry Road, Suite 450, Atlanta, Georgia 30342, Fax: (404) 255-6300, Attention: Kent E. Ohlsen, Esq.

Very truly yours,

RICHMOND HONAN MEDICAL PROPERTIES INC.

By:
Name:
Title:

RICHMOND HONAN MEDICAL PROPERTIES LP

By:	Richmond Honan Medical Properties Inc., Its General Partner

By:
Name:
Title:

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

RBC CAPITAL MARKETS CORPORATION

By:	Robert W. Baird & Co. Incorporated
Acting on behalf of the Representatives and the other several Underwriters named in Schedule I Annexed Hereto

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased

Robert W. Baird & Co. Incorporated

Raymond James & Associates, Inc.

RBC Capital Markets Corporation

Morgan Keegan & Company, Inc.

JMP Securities LLC

Total:

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated October 28, 2010

2.	Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act:

3.	Bona fide electronic road show dated October 28, 2010 and available on Retailroadshow.com

4.	Orally communicated pricing information to be included below on this Schedule II if a final term sheet is not used, including the following:

Number of Shares to be Sold:

Offering size: $

Estimated net proceeds to the Company (after underwriting discounts and commissions and offering expenses): $

Price per share: $

Underwriting discount and commissions per share: $

Trade date: November [—], 2010

Closing date: November [—], 2010

SCHEDULE III

Affiliated Subsidiaries and Ziegler Subsidiaries

EXHIBIT A-1

Form of opinion of Hunton & Williams LLP

EXHIBIT A-2

Form of Negative Assurance from Hunton & Williams LLP

EXHIBIT A-3

Form of tax opinion from Hunton & Williams LLP

EXHIBIT B

Form of opinion of Smith, Gambrell & Russell, LLP

EXHIBIT C

Form of opinion of Davis & Kuelthau, s.c.

EXHIBIT D

Form of opinion of Venable LLP

EXHIBIT E

Form of Lock-Up Agreement

November [—], 2010

ROBERT W. BAIRD & CO. INCORPORATED

RAYMOND JAMES & ASSOCIATES, INC.

RBC CAPITAL MARKETS CORPORATION

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”), Raymond James & Associates, Inc. (“Raymond James”) and RBC Capital Markets Corporation (“RBC” and, together with Baird and Raymond James, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Richmond Honan Medical Properties Inc., a Maryland corporation (the “Company”), and Richmond Honan Medical Properties LP, a Delaware limited partnership (the “Operating Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), including the Representatives, of shares of the common stock, $0.01 par value per share, of the Company (the “Common Stock”). Capitalized terms used in this letter agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including, but not limited to, units of partnership interest in the Operating Partnership (“OP Units”), (2) enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including, but not limited to, OP Units or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or (3) above. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock, including, but not limited to, OP Units, as a bona fide gift, or (c) transfers by will or intestate succession to the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, provided that in the case of any transfer or distribution pursuant to clause (b) or (c) above, (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, including, but not limited to, OP Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, including, but not limited to, OP Units, except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

then the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this letter agreement during the 34-day period beginning on the last day of the Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Baird that the restrictions imposed by this letter agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

For purposes of this letter agreement, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

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Whether or not the Public Offering actually occurs depends upon a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Operating Partnership and the Underwriters. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, this letter agreement shall likewise automatically be terminated.

Very truly yours,

(Name)

(Address)

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